Exhibit 10.01
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     This THIRD AMENDMENT (this “Amendment”) is made as of the 10th day of January, 2006 between Fisher Scientific International Inc., a Delaware corporation having its primary place of business at Liberty Lane, Hampton, New Hampshire 03842 (the “Company”) and David T. Della Penta, residing at (                  ) (the “Executive”).
     The Company and the Executive entered into an employment agreement as of the 31st day of March, 1998, which was amended as of December 31st, 2003, and again as of August 2, 2005 (as amended, the “Employment Agreement”). The Employment Agreement originally provided, in Section 1 thereof, for an Employment Period of three years (commencing as of April 20, 1998), which Employment Period was subject to automatic extensions of one year, which extensions occurred on each anniversary of April 20, 1998 (absent notice of non-renewal from either party). On January 10, 2006, the Company’s Compensation Committee accepted the Executive’s notification of retirement, effective December 30, 2006. Accordingly, the Employment Agreement is hereby amended, as set forth below:
     1. Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read:
     EMPLOYMENT PERIOD. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company for the period commencing on April 20, 1998 (the “Effective Date”) and ending on the third anniversary of such date, together with any extension thereof (the “Employment Period”). On each anniversary of the date hereof, unless either party hereto shall have given the other party thirty (30) days’ advance notice to the contrary, the Employment Period shall be extended by an additional year, so that on each anniversary of the date hereof the Employment Period shall always consist of three years. Notwithstanding the foregoing, the Employment Period shall terminate effective as of December 30, 2006, on account of the Executive’s retirement, which retirement shall be treated for purposes of this Agreement as a resignation by the Executive without Good Reason.
     2. Except as expressly provided in this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.
     The Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

FISHER SCIENTIFIC INTERNATIONAL INC.
/s/ David T. Della Penta

DAVID T. DELLA PENTA	By:	/s/ Kevin P. Clark

KEVIN P. CLARK

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